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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 17, 2002

                                STEELCLOUD, INC.
             (Exact name of registrant as specified in its charter)


   Virginia                         0-24015                    54-1890464
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)


                                1306 Squire Court
                            Sterling, Virginia 20166
          (Address of principal executive offices, including zip code)

                                 (703) 450-0400
              (Registrant's telephone number, including area code)

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Item 4.  Changes in Registrant's Certifying Accountants.

         On October 10, 2002, SteelCloud, Inc. (the "Company") dismissed Ernst & Young LLP ("E&Y") as its independent certified public accountants. During the fiscal years ended October 31, 2001 and 2000 the reports by Ernst & Young LLP on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and subsequent period up to October 10, 2002, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, other than the matter discussed below.

         As discussed on the Company's quarterly financial conference call held on June 6, 2002, during the quarter ended April 30, 2002, the Company and Ernst & Young LLP had a difference of opinion with respect to revenue recognition relating to a contractual arrangement between the Company and one of its customers for the delivery of assembled computer units. The arrangement provides the customer with the ability to order and pay for certain components to be included in the units prior to delivery of the completed units. Ernst & Young LLP concluded that the payments received from the customer relating to such components should be deferred and recognized as revenue concurrent with the delivery of the completed units as delivery of the components had not yet occurred, and there remained services to be rendered and obligations to be satisfied. Ernst & Young LLP discussed this matter with members of the Audit Committee and members of the Board of Directors. After management discussed Ernst & Young LLP's opinion with members of the Company's Audit Committee, the Company accepted Ernst & Young LLP's opinion and adopted the accounting treatment suggested by Ernst & Young LLP with respect to revenue recognition in connection with this matter and does not continue to have a difference of opinion with Ernst & Young with respect to this matter.

         On October 11, 2002, upon receipt of approval of the Audit Committee of the Company's Board of Directors, the Company engaged Grant Thornton LLP to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through October 11, 2002, the Company did not consult with Grant Thornton LLP on any accounting or auditing issues.

         The Company has authorized Ernst & Young LLP to respond fully to any inquiries of Grant Thornton LLP concerning the subject matter discussed above.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

         Exhibit 1 - Letter, dated October 17, 2002 from Ernst &Young LLP.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 17, 2002

                                                  STEELCLOUD, INC.


                                                  By: /s/ Thomas P. Dunne
                                                      -----------------------
                                                  Name Thomas P. Dunne
                                                  Title: Chairman and Chief
                                                            Executive Officer